UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 16, 2025

URGENT.LY INC.

(Exact name of registrant, as specified in its charter)

Delaware	001-41841	46-2848640
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

44927 George Washington Blvd, Suite 265, Office 209

Ashburn, VA 20147

(Address of principal executive

offices)

Registrant's telephone number, including area code: (571) 350-3600

Former name or address, if changed since last report: Not Applicable.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	ULY	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously disclosed, on March 19, 2025, Urgent.ly Inc. (the “Company”) received a letter (the “Notice”) from the Listing Qualifications Department (the “Staff”) of The Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company that its net income from continuing operations had fallen below the minimum requirement for continued listing on The Nasdaq Capital Market under Nasdaq Listing Rule 5550(b) (the “Rule”). The Notice also indicated that the Company did not meet the alternative listing criteria for market value of listed securities or stockholders’ equity under the Rule. The Company thereafter submitted its plan to regain compliance with the Rule by September 15, 2025, which constituted the outside date of the Staff’s discretion in this matter.

On September 16, 2025, the Staff notified the Company that, based upon the Company’s continued non-compliance with the Rule as of September 15, 2025, the Company’s securities were subject to delisting from Nasdaq at the open of business on September 25, 2025 unless the Company timely requests a hearing before the Nasdaq Hearings Panel (the “Panel”). The Company plans to timely request a hearing before the Panel, which request will automatically stay any further action by Nasdaq at least pending the conclusion of the hearing and the expiration of any extension period that may be granted by the Panel following the hearing.

At the hearing, the Company will present its plan to evidence compliance with the Rule and request an extension to do so. There can be no assurance, however, that the Panel will grant the Company’s request for continued listing or that the Company will evidence compliance within any extension period that may be granted by the Panel.

The Company is actively pursuing strategies to comply with the Rule.

On September 22, 2025, the Company issued a press release regarding the foregoing events. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference in its entirety into this Item 3.01.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press release dated September 22, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The Company cautions you that statements included in this report that are not a description of historical facts are forward-looking statements. These forward-looking statements include, but are not limited to, statements regarding the Company’s ability to regain compliance with the Continued Listing Standards and the Company’s intentions to request a hearing with or submit a plan to evidence compliance with the Continued Listing Standards to Nasdaq within the required time period. The Company’s actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of important risks and uncertainties, including without limitation the risk that the Company may not meet the Continued Listing Standards during any compliance period or in the future, the risk that Nasdaq may not grant the Company relief from delisting, and the risk that the Company may not ultimately meet applicable Nasdaq requirements after such relief, if any, is granted, among other important risks and uncertainties. A further description of the risks and uncertainties relating to the business of the Company is contained in the Company’s most recent annual report on Form 10-K filed with the Securities and Exchange Commission. The Company undertakes no duty or obligation to update any forward-looking statements contained in this report as a result of new information, future events or changes in its expectations.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: September 22, 2025

URGENT.LY INC.

By:	/s/ Matthew Booth
Matthew Booth
Chief Executive Officer